As filed with the Securities and Exchange Commission on January 14, 2015.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNEDISON SEMICONDUCTOR LIMITED

(Exact name of registrant as specified in its charter)

Singapore	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore 319579

(65) 6681-9300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Christopher L. Kaufman Tad J. Freese Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ File No. 333-200787

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, no par value	3,450,000	$15.19	$52,405,500	$6,090

(1)	Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares. The shares being registered under this Registration Statement are in addition to the 13,800,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-200787).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $30,452 in connection with the filing of the Registration Statement on Form S-1 (File No. 333-200787), which Registration Statement contemplated a proposed maximum offering price of $262,062,000. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $52,405,500 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional ordinary shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed for the sole purpose of registering 3,450,000 additional ordinary shares, no par value, of SunEdison Semiconductor Limited, including 450,000 shares subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-200787), originally filed with the Securities and Exchange Commission on December 8, 2014, including the exhibits and the power of attorney thereto, in the form which was declared effective by the Commission on January 13, 2015, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on January 14, 2015.

SUNEDISON SEMICONDUCTOR LIMITED

By: /s/ Shaker Sadasivam
Name: Shaker Sadasivam Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaker Sadasivam Shaker Sadasivam	President, Chief Executive Officer and Director (principal executive officer)	January 14, 2015

* Jeffrey L. Hall	Executive Vice President Finance & Administration and Chief Financial Officer (principal financial and accounting officer)	January 14, 2015

* Antonio R. Alvarez	Director	January 14, 2015

* Gideon Argov	Director	January 14, 2015

* Michael F. Bartholomeusz	Director	January 14, 2015

* Jeffrey A. Beck	Director	January 14, 2015

* Justine F. Lien	Director	January 14, 2015

* Brian A. Wuebbels	Director	January 14, 2015

* Abdul Jabbar Bin Karam Din	Director	January 14, 2015

*By:	/s/ Shaker Sadasivam
Shaker Sadasivam, as Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement on Form S-1 (File No. 333-200787) are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith:

Exhibit Number	Exhibit Description
5.1*	Opinion of Rajah & Tann LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Rajah & Tann LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-200787) filed on December 8, 2014).

*	Filed herewith.